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CUSIP NO.  282330109                  13G                      PAGE 7 OF 8 PAGES
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                            EXHIBIT 1 TO SCHEDULE 13G

                                FEBRUARY 16, 1996




              MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT
            LIMITED hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

            MORGAN STANLEY ASSET MANAGEMENT  LIMITED

 BY:
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            Morgan Stanley Asset Management Limited
            Peter A. Nadosy /Director Morgan Stanley Asset Management Limited

            MORGAN STANLEY GROUP INC.

 BY:
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            Morgan Stanley Group Inc.
            Edward J. Johnsen/ Vice President Morgan Stanley & Co., Incorporated